UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2006, the board of directors of Redback Networks Inc. (the “Company”) approved an amendment to the Company’s 2004 Stock Inducement Award Plan (the “Plan”) to increase to the number of shares of the Company’s common stock authorized for issuance thereunder by 4,000,000, for a total of 5,000,000 authorized shares. After giving effect to this increase, there are 4,025,000 shares of the Company’s common stock available for future issuance under the Plan.

The Plan was originally adopted by the Company’s board of directors on October 1, 2004. The Plan and form of stock option agreement thereunder were included as exhibits to the Company’s Current Report on Form 8-K filed on October 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: June 2, 2006	By:	/s/ Beth Frensilli
Beth Frensilli Vice President and General Counsel